THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

COMMON STOCK PURCHASE WARRANT

NEMUS BIOSCIENCE, INC.

Warrant No.: 2015-__
Warrant Shares: 90,000	Initial Exercise Date: April 28, 2015

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, ____________, or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after April 28, 2015 (the "Initial Exercise Date") and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the "Expiration Date") but not thereafter, to subscribe for and purchase from Nemus Bioscience, Inc., a Nevada corporation (the "Company"), up to 90,000 shares (as subject to adjustment hereunder, the "Warrant Shares") of Common Stock; provided, however, the exercisability of this Warrant shall vest and be exercisable over a one year period, with the first one-fourth of the total Warrant vesting on the Initial Exercise Date, and one-fourth of the total Warrant vesting every 90 days after the Initial Exercise Date (the "Vesting Schedule") so long as the Holder continues to provide services to the Company pursuant to the Investor Relations Consulting Agreement dated March 5, 2015 (the "Consulting Agreement") between the Company and the Holder. If the Consulting Agreement is terminated for any reason, any unvested amount of the Warrant shall expire immediately.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Consulting Agreement.

1.            Exercise of Warrant.  Subject to the Vesting Schedule, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise form annexed hereto to together with Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 4(b) below is specified in the applicable Notice of Exercise.

2.            Exercise Price.  The exercise price for Common Stock subject to the Warrant shall be $2.50 per share (the "Exercise Price"), subject to the adjustments set forth herein.

3.            Expiration of Warrant.  The unexercised portion of the Warrant shall automatically and without notice terminate and become null and void on the Expiration Date.

4.            Method of Exercising Warrant.

(a)            The Warrant may be exercised by delivering to the Company the Notice of Exercise form annexed hereto.  Such notice shall state that Holder elects to purchase Common Stock under the Warrant and the amount of Common Stock for which the Warrant is being exercised, and shall be signed by Holder.  Unless Holder is exercising the conversion right set forth in paragraph (b) below), such notice shall be accompanied by payment of the full purchase price for the Common Stock being acquired (i) in cash; or (ii) by certified or cashier's check.

(b)            In lieu of exercising this Warrant as specified in paragraph (a) above, Holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares of Common Stock otherwise issuable upon exercise of this Warrant (or lesser number of shares in the case of a partial exercise) minus the aggregate Exercise Price of such shares by (b) the fair market value of one share of Common Stock.  The fair market value of the Common Stock Shares shall be determined pursuant to paragraph (c) below.

(c)            If the Company's Common Stock is traded in a public market, the fair market value of each share shall be the closing price of a share reported for the business day immediately before Holder delivers its notice of exercise to the Company.  If the Company's common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

(d)            If the Warrant is exercised by a person other than Holder, payment shall be accompanied by appropriate proof of the authority of such person to exercise the Warrant.

(e)            The Company shall cause a certificate or certificates representing the Common Stock purchased under the Warrant to be issued as soon as practicable after receipt of the notice of exercise and, in the case of paragraph (a) above, full payment.  The certificate or certificates for such Common Stock shall be registered in the name of the person exercising the Warrant.  All share certificates shall be delivered to or upon the written order of the person exercising the Warrant.

5.            Issuance of Common Stock.

(a)            The Company shall at all times during the term of the Warrant reserve and keep available the amount of Common Stock as will be sufficient to satisfy the requirements of the this Warrant, shall pay all original issue and transfer taxes, if any, with respect to the issue and transfer of the Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

(b)            As a condition of any sale or issuance of Common Stock upon exercise of the Warrant, the Company may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any law or regulation including, but not limited to, the following:

(i)            a representation and warranty by Holder, at any time the Warrant is exercised, that it is acquiring the Common Stock to be issued to it for investment and not with a view to, or for sale in connection with, the distribution of any such Common Stock; and

(ii)            a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Company, necessary or appropriate to comply with the provisions of any securities law deemed to be applicable to the issuance of the Common Stock and are endorsed upon the certificates representing the Common Stock.

6.            Adjustment in Number of Shares Issuable Upon Exercise of Warrant and Exercise Price.

(a)            Adjustment for Stock Dividends, Stock Splits and Combinations.  If the Company declares or pays a dividend on the Common Stock payable in shares of Common Stock, or other securities, then upon exercise of this Warrant, for each share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned such shares of record as of the date the dividend occurred. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased and the Exercise Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time or from time to time after date hereof combine the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)            Reclassification, Exchange, Combinations or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.

(c)            Reorganization. Upon the closing of any acquisition of the Company as a result of a merger, reorganization, sale of stock or assets or similar transaction ("Acquisition"), in which holders of Common Stock are entitled to receive stock, securities or other assets or property with respect to or in exchange for the Common Stock, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, assets and property as would be payable for the shares of Common Stock issuable upon exercise of the unexercised portion of this Warrant as if such shares were outstanding on the record date for such Acquisition and subsequent closing. The Warrant Price and/or number of shares underlying this Warrant shall be adjusted accordingly.

(d)            Certificate of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate to Holder in accordance with the notice provisions of Section 7 of this Warrant.  The certificate shall set forth such adjustment or readjustment and indicate the number of shares of Common Stock and the Exercise Price in effect after such adjustment or readjustment.  The provisions of this Section 6 shall apply to successive splits, dividends, combinations, reclassifications, exchanges, substitutions, or other events that result in an adjustment to the shares or securities then underlying this Warrant.

(e)            No Fractional Shares.  No fractional shares of Common Stock shall be issued upon exercise of this Warrant.  All shares of Common Stock (including fractions thereof) issuable upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of exercise.

7.            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Consulting Agreement.

8.            Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
9.            Modifications.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

10.            No Stockholder Rights.  Nothing contained in this Warrant shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

11.            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
12.            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
13.            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
14.            Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
15.            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Consulting Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NEMUS BIOSCIENCE, INC.
By:__________________________________________ Name: John Hollister Title: Chief Executive Officer

NOTICE OF EXERCISE

TO:            NEMUS BIOSCIENCE, INC.

(1)    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)    Payment shall take the form of (check applicable box):
[  ] in lawful money of the United States; or
[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
 Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Date:  ______________, _______

Holder's Signature:                                        _____________________________

Holder's Address:                                        _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.